UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2011

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of Dover Saddlery, Inc. was held on May 5, 2011 at 12:30 P.M. (U.S. EDT), at the Downtown Harvard Club of Boston, One Federal Street, 38th Floor, Boston, Massachusetts 02110. A total of 4,142,934 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 78.5% of the Company’s shares outstanding as of the March 7, 2011 record date.

The matters submitted for a vote and the related results were as follows:

Proposal No. 1: To elect two Class III directors to serve until the 2014 annual meeting or until their respective successors are elected and have been qualified.

The results of the votes cast were as follows:

DIRECTOR	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Stephen L. Day	3,295,692	0	121,883	725,359
James F. Powers	3,295,692	0	121,883	725,359

Pursuant to the foregoing votes, the two Class III Director nominees listed above were elected to serve on the Company’s Board of Directors.

The names, classes and terms of the Directors continuing to serve in office are as follows:

Class I Directors (with terms expiring at the 2012 Annual Meeting, or until their successors are duly elected and qualified):

Gregory F. Mulligan
Kevin K. Albert

Class II Directors (with terms expiring at the 2013 Annual Meeting, or until their successors are duly elected and qualified):

Jonathan A. R. Grylls
David J. Powers
John W. Mitchell

Proposal No. 2: To ratify the selection of McGladrey & Pullen, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011.

The results of the votes cast were as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
4,138,216	2,801	1917	0

Pursuant to the foregoing vote, the stockholders ratified the selection of McGladrey & Pullen, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

May 10, 2011	By:	/s/ David R. Pearce

Name: David R. Pearce
Title: Chief Financial Officer